ARTICLES OF AMENDMENT
                                   OF
        FLAHERTY & CRUMRINE/CLAYMORE TOTAL RETURN FUND INCORPORATED


            Flaherty & Crumrine/Claymore Total Return Fund
Incorporated, a Maryland corporation (hereinafter the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

            FIRST: Part II of the Articles Supplementary Establishing and Fixing the Rights and Preferences of Auction Market Preferred
Stock of the Corporation, filed with the Maryland State of Department of Assessments and Taxation ("SDAT") on October 29, 2003, as amended (the "Articles Supplementary") is hereby amended as follows:

            by deleting in its entirety the table and the lead-in description thereto under the heading "Moody's Diversification Limitations" set forth in the definition of "Moody's Eligible Assets" under (ccc) in the Definitions section of the Articles Supplementary and substituting therefor the following:

      "MOODY'S DIVERSIFICATION LIMITATIONS:

In addition, portfolio holdings as described below must be within the applicable diversification and issue size requirements set forth in the tables below in order to be included in Moody's Eligible
Assets:

Prior to September 19, 2008 and on or after February 1, 2009

The information will be in the following order:

RATINGS  (1)
MAXIMUM SINGLE ISSUER, NON-UTILITY (2) (3)
MAXIMUM SINGLE ISSUER, UTILITY (2) (3)
MAXIMUM SINGLE INDUSTRY, NON-UTILITY (3) (4)
MAXIMUM SINGLE INDUSTRY, UTILITY (3) (4)
MINIMUM ISSUE SIZE ($ IN MILLION) (5)

Aaa
100%
50%
100%
50%
$100

Aa
20
10
60
50
100

A
10
10
40
40
100

Baa, CS
(6)
6
5
20
30
100

Ba
4
4
12
12
50

Bl-B2
3
0
8
0
50

B3 or below
2
0
5
0
50

On and after September 19, 2008 through January 31, 2009

The information will be in the following order:

RATINGS (1)
MAXIMUM SINGLE ISSUER, NON-UTILITY (2) (3)
MAXIMUM SINGLE ISSUER, UTILITY (2) (3)
MAXIMUM SINGLE INDUSTRY, NON-UTILITY, NON REIT, AND
   NON-INSURANCE (3) (4)
MAXIMUM SINGLE INDUSTRY, REIT AND INSURANCE (3) (4)
MAXIMUM SINGLE INDUSTRY, UTILITY (3) (4)
MINIMUM ISSUE SIZE ($ IN MILLION) (5)

Aaa
100%
50%
100%
100%
50%
$100

Aa
20
10
60
60
50
100

A
10
10
40
40
40
100

Baa, CS
(6)
6
5
20
30
40
100

Ba
4
4
12
12
15
50

Bl-B2
3
0
8
8
0
50

B3 or below
2
0
5
5
0
50


(1)	Refers to the securities of the portfolio holding.
(2)	Companies subject to common ownership of 25% or more are
considered as one issuer (except for the operating
subsidiaries of regulated utility companies).
(3)	Percentages represent a portion of the aggregate Market
Value of the portfolio.
(4)	Industries are determined according to Moody's Industry
Classifications, as defined by Moody's.
(5)	Except for preferred stock, which has a minimum issue size
described in subparagraph (vii) above and securities
issued by FNMA, FHLMC or GNMA, which has no minimum issue
size.
(6)	CS refers to common stock which is diversified
independently of its rating level."


            SECOND: The amendment to the Charter of the Corporation set forth in the Article FIRST above was approved by a majority of the entire Board of Directors in accordance with subsections (a) and
(c) of Section 2-603 of the Maryland General Corporation Law, there being no stock entitled to vote on the amendment.


            IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under the penalties of perjury.

DATE:  September 30, 2008
   /s/ Donald F. Crumrine

Donald F. Crumrine
Chief Executive Officer
WITNESS:

/s/ Chad C. Conwell
Chad C. Conwell
Secretary



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